Exhibit 16.1

[ERNST & YOUNG LOGO]	Ernst & Young LLP Suite 3300 370 17th Street Denver, Colorado 80202-5663	Phone: (720) 931-4000 Fax: (720) 931-4444 www.ey.com

July 8, 2005

Securities and Exchange Commission

450 Fifth Street, N.W.

Washington, DC 20549

Gentlemen:

We have read Item 4.01 of Form 8-K/A dated February 11, 2005 as filed on or about July 8, 2005, of Webb Interactive Services, Inc. and are in agreement with the statements contained in the 3rd paragraph therein. We have no basis to agree or disagree with other statements of the registrant contained therein.

/s/ Ernst & Young LLP

A Member Practice of Ernst & Young Global